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                                 EMPLOYMENT AGREEMENT

    This Employment Agreement (the "Agreement") is entered into between Pacific MultiMedia, Inc., a Washington corporation (the "Company"), and James E. Campbell III ("Employee"). The effective date of this Agreement is January 1, 1997 ("Effective Date"). In consideration for the mutual promises in this Agreement, the parties agree as follows:

    1.   EMPLOYMENT

    The Company hereby employs Employee and Employee hereby accepts employment with the Company on the terms and conditions set forth below. Employee represents and warrants that he is under no disability that prevents him from entering into this Agreement and from complying with all of its provisions to the fullest extent. If Employee is enjoined or otherwise prevented by judicial or administrative determination from complying with the terms of this Agreement, then the Company may terminate this Agreement immediately without incurring any liability.

    2.   TERM

    The term of Employee's employment shall be for two (2) years commencing on the Effective Date unless earlier terminated in accordance with the provisions of this Agreement.

    3.   DUTIES

    Employee is hereby hired by the Company and agrees to serve as its President, Chief Executive Officer and Chief Financial Officer, or in such other positions as determined by the Company from time to time, and to perform the duties as from time to time may be assigned to Employee by the Company's Board of Directors. Employee shall devote his full time, energies, and best efforts to the performance of his duties under this Agreement, to the exclusion of all other business activities. Employee shall not engage in any other professional work within the area of his expertise, whether compensated or gratuitous, without the express prior written consent of the Company.

    4.   COMPENSATION AND BENEFITS

    As compensation for services rendered under this Agreement, Employee shall be paid a base salary of $65,000 per year, which shall be paid in regular intervals in accordance with the Company's payroll schedule and will be subject to the usual withholding taxes and deductions. In addition, Employee shall be eligible for annual performance bonuses as determined by Company's Board of Directors.

    During his employment under this Agreement, Employee will be entitled to fifteen (15) days vacation, to be scheduled so as to avoid any undue disruption to the business of the Company, and other fringe benefits, including the right to participate in any insurance plans for

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which he is eligible, in accordance with the Company's policies for similarly situated employees of comparable tenure and position.

    5.   TERMINATION

         (a) Employee's employment with the Company shall be terminated upon the occurrence of any one or more of the following events, in accordance with the following:

              (i)  Immediately, upon Employee's death;

              (ii) At the election of the Company, upon three (3) day's notice to Employee, if Employee is prevented by sickness, disability, or other causes beyond his control from fully and adequately performing the duties required of him for a continuous period of ninety (90) days;

              (iii) At the election of the Company, upon three (3) day's notice to Employee, for cause. For purposes of this Agreement, "for cause" shall mean termination resulting from a good faith determination by a majority of the Company's Directors that:

                   a. Employee has failed or refused to attend to the duties or obligations of his position or has failed or refused to abide by the Company's rules, policies, or procedures after a written demand for performance is delivered to Employee that specifically identifies the manner in which Employee has not performed his duties and provided that the Company allows Employee a reasonable opportunity to cure such deficiencies; or

                   b. There has been an act or action by Employee involving gross malfeasance, flagrant disloyalty to the Company, dishonesty, fraud, deceit, habitual use of drugs or alcohol, or similar act of misconduct.

    In the event that Employee is terminated under this provision, Employee will not be entitled to any salary or other compensation after the date of termination; provided, however, that Employee will be entitled to any employee benefits that have accrued and vested as of the date of termination.

              (iv) At the election of the Company, upon three (3) day's notice, without cause. In the event that Employee is terminated under this provision, the Company will provide him with his base salary for a period of three (3) months, payable at the same intervals as if Employee were still employed by the Company. Employee will also be entitled to any employee benefits that have accrued and vested as of the date of separation from employment.

         (b) Upon termination, all of the liabilities and rights of the parties to this Agreement shall cease as of the effective date of termination, except (i) Employee's noncompetition and nonsolicitation agreements under Sections 6 and 7 herein; (ii) Employee's agreement not to disclose or utilize confidential information and to return the same to the Company under Sections 6 and 9 herein; (iii) Employee's agreements under Section 8 herein with

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respect to property rights; (iv) the duty of Employee not to violate any common law or statutory obligations, including but not limited to noncompetition and nondisclosure of information, and (v) the obligation of either party to make payments for amounts accrued prior to the date of separation.

    6.   NONCOMPETITION AND NONDISCLOSURE

    The parties agree that due to the nature of Employee's position with the Company, Employee will have access to, will acquire, and will assist in developing confidential and proprietary information relating to the business and operations of the Company. Employee acknowledges that such information is and will continue to be of central importance to the business of the Company and that disclosure of such confidential and proprietary information would cause substantial loss and harm, to the Company. Employee accordingly agrees as follows:

         (a) Employee agrees, during the course of his employment with the Company and for twelve (12) months following his separation from employment with the Company, regardless of the reason or cause for separation, that he will not directly or indirectly engage in any activity or business located in the United States, as employee, owner, or participant, that is the same as or substantially similar to the business that the Company is engaged in.

         (b) Employee accordingly agrees that during and after his employment with the Company he will not disclose or use any confidential information or proprietary information that he obtains in the course of his employment with the Company unless he has express written authorization from the Company. "Proprietary information" means all information, data, materials, designs, programs, reports and processes relating to any business or other activity of the Company or used by the Company in its business or other activity, either now or in the future, including, without limitation, information about the Company's processes, research, data, customers, marketing plans and expertise.

    7.   NONSOLICITATION

    Employee agrees that upon separation from employment for whatever reason, and for a period of twenty four (24) months after the date of termination of Employee's employment that Employee will not offer, directly or indirectly, or through any third parties, partnerships, firms, corporations, associations or other entities, employment to any past or present employee of the Company, or solicit any employee or agent of the Company to terminate any contract or working arrangements with the Company, or offer to enter into any type of contract or other arrangement with any employee to the Company which would require or result in such employee terminating employment with the Company, ceasing to work full-time for the Company or would otherwise interfere with, or constitute a breach of such employee's obligation and/or responsibilities to the Company.

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    8.   PROPERTY RIGHTS

    (a) Company owns all Intellectual Property (as defined below) Employee makes, conceives, develops, discovers, reduces to practice or fixes in a tangible medium of expression, alone or with others, either (i) during Employee's employment by Company (whether or not during work hours), or
(ii) within one year after Employee's employment ends if the Intellectual Property results from any use of Company's facilities, materials, personnel or confidential information. Company owns all Intellectual Property of Employee that Employee brings to Company that is used in the course of Company's business or that is incorporated into any Intellectual Property that belongs to Company.

    (b) Employee will promptly disclose to Company, will hold in trust for Company's sole benefit, will assign to Company and hereby does assign to Company all Intellectual Property described herein, including but not limited to, all copyrights, patent rights, trade or service mark rights, and trade secret rights, vested and contingent (including any renewal rights). Employee will waive and hereby does waive any moral rights Employee has or may have in the Intellectual Property described herein. Employee agrees that all Intellectual Property Employee produced within the scope of Employee's employment (which shall include all Intellectual Property Employee produces related to Company's business, whether or not done during regular working hours) shall be considered "works made for hire" so that Company will be considered the author or owner of the Intellectual Property under the federal copyright, trademark, patent and other similar laws. At Company's direction and sole expense Employee will execute all documents and take all actions necessary or convenient for Company to document, obtain, maintain or assigns its rights to the Intellectual Property. Company shall have full control over all applications for patents, copyrights, trademarks, or other legal protection of the Intellectual Property.

    (c) "Intellectual Property" includes but is not limited to, discoveries, developments, concepts, marks, ideas, improvements to existing processes, procedures, products, formulas and techniques, and all other matters ordinarily intended by the words "intellectual property," whether or not patentable or copyrightable, or otherwise able to be registered.

    (d) Employee understands that this Section 8 does not apply to any invention or work for which no equipment, supplies, facilities or trade secret information of Company was used and which was developed entirely on Employee's own time, unless (i) the invention or work relates to Company's business or actual or demonstrably anticipated research or development, or (ii) the invention, work or idea results from any work Employee performed for Company. Employee shall have the burden to prove beyond a reasonable doubt that an invention is not subject to assignment under this Section 8.

    9.   RETURN OF COMPANY DOCUMENTS AND PROPERTY.

    Employee agrees that, at the time Employee leaves the employ of Company, Employee will deliver to Company (and will not keep in possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, prototypes, models, equipment, other documents or

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property, or reproductions of any aforementioned items developed by me pursuant to employment with Company or otherwise belonging to Company, its successors or assigns.

    10.  ARBITRATION

    In the event any parties to this Agreement cannot resolve between or among themselves any dispute with respect to the interpretation or performance of this Agreement, any of such parties shall have the right to submit the controversy to final and binding arbitration in Seattle, Washington or other principal city closest to the then principal place of business of the Company. Arbitration shall be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules ("Rules") of the American Arbitration Association ("AAA"), with an arbitrator chosen by mutual agreement of the parties within thirty (30) days of demand for arbitration by either party. In the event the parties agree on an arbitrator within said thirty (30) day period, such arbitrator shall proceed without use of the auspices of the AAA, although he or she shall use its Rules. In the event that agreement on an arbitrator is not achieved within thirty (30) days of the date that either party provides the other written notice requesting binding arbitration, then either party may request an arbitrator be assigned by the AAA, and both parties shall be bound to accept this arbitrator. Both parties shall request that the arbitrator hear and decide the matter within thirty (30) days from the date which the arbitrator agrees to arbitrate the dispute. The award of the arbitrator shall be enforceable in any court of competent jurisdiction.

    11.  MISCELLANEOUS.

         (a) NOTICES. Any notice that may be permitted or required to be served under the terms of this Agreement shall be in writing and shall be served by personal service or, in the case of any notice given to the Company, by leaving a copy of such notice addressed to the Company at its corporate headquarters, to the attention of the Chairman of the Board of Directors whereupon service shall be deemed complete, or by mailing a copy, postage prepaid with return receipt requested by certified or registered mail. In the case of service by mail, service shall be deemed complete at the expiration of forty-eight (48) hours after the date of mailing. Service upon Employee shall be at the address last reflected for Employee in the Company's books and records.

         (b) SEVERABILITY. In the event any provision of this Agreement, or any portion thereof, or the application thereof to any person or circumstance, shall to any extent be held invalid, inoperative or unenforceable, the remainder of this Agreement, or the application of such provision, or portion thereof, to any other person or circumstance, shall not be affected thereby; the remainder of this Agreement shall be given effect as if such invalid or inoperative portion had not been included. It shall be deemed that any invalid provision does not effect the consideration for this Agreement. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (c) AGREEMENT TO PERFORM NECESSARY ACTS. Each party hereto, the personal representatives of Employee and any other person bound by the terms of this Agreement shall

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perform any acts and execute and deliver any documents and produce any court orders which may be reasonably necessary to carry out the provisions of this Agreement.

         (d) SPECIFIC PERFORMANCE. Employee hereto acknowledges that he has bargained for the performance of the specific duties and obligations of each of the parties contained in this Agreement, and that, in the event of a default by any party hereunder, money damages would not adequately compensate the injured parties. Accordingly, Employee hereto on behalf of himself and his successor in interest, if any, consents to be bound hereunder by the valid injunction, award or order of an arbitrator under this Agreement, or by the valid injunction judgment or decree of a court of competent jurisdiction, in the event of his failure to perform such duties and obligations in accordance with their terms.

         (e) ENFORCEMENT: ATTORNEYS' FEES. In the event any arbitration or other legal action is required to enforce the provisions of this Agreement, the prevailing party in such action shall be paid by the other party hereto all reasonable fees and costs, including attorneys' fees, incurred by the prevailing party in connection with such legal action.

         (f) WAIVER. The failure of the Company to insist upon strict adherence to any one or more of the covenants and restrictions in this Agreement shall not be construed as a waiver, nor deprive the Company of the right to require strict compliance thereafter with the same.

         (g) ASSIGNMENT. Employee's obligations under this Agreement are personal in nature and may not be assigned or transferred. In the event that the Company shall transfer or assign this Agreement, such transferee or assignee shall be entitled to enforce this Agreement in full, including without limitation the noncompetition and nondisclosure provisions.

         (h) GOVERNING LAW. This Agreement will be governed by the laws of the State of Washington, and Employee further consents to jurisdiction by the state or federal courts sitting in King County, Washington. Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by law.

         (i) ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and it may not be changed or modified without written agreement signed by both parties.

    12.  EMPLOYEE ACKNOWLEDGMENT.

    Employee acknowledges that he has read and understood all of the terms of this Agreement, that he has had an opportunity to have this Agreement reviewed by an attorney of his choice, and that he signs this Agreement voluntarily.

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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                   PACIFIC MULTIMEDIA, INC.


                   By:___________________________
                   Name:
                   Title:



                   ______________________________
                   James E. Campbell, III






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